Exhibit 99(a)

Windstream achieves solid results and generates strong cash flow in second quarter

•	Capital expenditures forecast reduced for full year
•	$100 million in shares repurchased in quarter
•	Access line losses improve year-over-year and sequentially
•	North Carolina wireless properties slated for sale

Release date: Aug. 8, 2008

LITTLE ROCK, Ark. – Windstream Corporation (NYSE: WIN) achieved solid results and generated $214 million in free cash flow in the second quarter. For the first half of the year, the company produced $374 million in free cash flow through efficient management of operating and capital expenses. Windstream has reduced its capital expenditures forecast for the year. In addition, the company repurchased another $100 million in shares during the second quarter and has reached an agreement to sell its North Carolina wireless properties.

“Windstream continues to produce strong cash flow that, combined with our share repurchases and capital reductions, should significantly improve our dividend payout ratio compared to last year,” said Jeff Gardner, president and CEO. “I am pleased that we have returned approximately $425 million to shareholders during the first half of this year through dividends and share repurchases. This is a testament to the tremendous performance of the entire Windstream team to deliver consistent industry-leading results.”

Second-quarter financial results:

Under Generally Accepted Accounting Principles (GAAP):

•	Revenues were $800 million, a 3 percent decrease from a year ago.

•	Operating income was $289 million, a decrease of 1 percent year-over-year.

•	Income from continuing operations was $118 million, a 2 percent increase from a year ago, or 27 cents per share.

•

Income from discontinued operations incurred a loss of $16 million, which included wireless operating income of $2 million offset by an impairment charge of $18 million, representing a loss of 4 cents per share.

•	Net income was $102 million, a 12 percent decrease from a year ago, or 23 cents per share.

Under pro forma results from current businesses, which now exclude results from the wireless properties:

•	Revenues were $800 million, a 2 percent decrease from a year ago (excludes $12 million in wireless revenues).

•	Operating income before depreciation and amortization was $417 million, essentially flat year-over-year (excludes $3 million in wireless operating income before depreciation and amortization).

•	Operating income was $294 million, a 5 percent increase from a year ago.

•	Average revenue per customer was $83.20, an increase of 3 percent from a year ago.

•	Capital expenditures were $77 million, a 29 percent decrease year-over-year.

Second-quarter operating results:

Windstream added approximately 23,000 new high-speed Internet customers during the second quarter, bringing its total customer base to more than 934,000 – an increase of almost 20 percent year-over-year and a 30 percent penetration rate of total access lines and 44 percent penetration of primary residential lines.

Windstream added nearly 21,000 digital TV customers in the quarter, bringing its total customer base to approximately 231,000, or 12 percent penetration of primary residential lines.

Total access lines declined by 37,000, which is a slight improvement in lines lost year-over-year and much improved from the first quarter. Total lines at the end of the quarter were 3.12 million, a decline of 5 percent year-over-year.

“This is quite an accomplishment given the gradually increasing cable TV competition for local phone service and the migration of our business customers to higher capacity circuits,” Gardner said. “These results are a tribute to our team’s focus at the point-of-sale as well as on customer retention.”

Lower capital expenses expected for 2008

Windstream lowered its forecast for capital expenditures for the year due to improved capital management initiatives and slowing housing subdivision development.

The company now expects to spend between $300 million to $320 million in capital expenditures for the year, resulting in a lower expected dividend payout ratio of 56 to 61 percent for 2008.

Share repurchase continues in quarter

Windstream repurchased approximately 7.6 million shares for roughly $100 million during the second quarter as part of a $400 million share repurchase plan authorized by the board of directors in February.

The company now has completed $200 million of the $400 million share repurchase, which expires at the end of 2009.

North Carolina wireless properties slated for sale

Windstream has agreed to sell its wireless properties in North Carolina to AT&T for $60 million in cash.

The transaction includes approximately 52,000 wireless customers; spectrum licenses and cell sites covering a four-county area of North Carolina with a population of approximately 450,000; and six retail locations. The properties operate under the Windstream Wireless brand name.

Windstream acquired the wireless properties in the acquisition of CT Communications, which offered co-branded wireless products and services through a joint operating agreement with AT&T.

The transaction is expected to close before the end of the year subject to customary closing conditions.

Conference call

Windstream will hold a conference call at 7:30 a.m. CDT today to review the company’s second-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-866-873-7782, conference ID 55961286, 10 minutes prior to the start time.

The international dial-in number is 1-660-422-4943, conference ID 55961286.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CDT today and ending at midnight CDT on Aug. 22. The replay can be accessed by dialing 1-800-642-1687, conference ID 55961286.

The international dial-in number for the replay is 1-706-645-9291, conference ID 55961286.

Webcast information:

The conference call also will be streamed live over the company’s Web site at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the Web site beginning at 10:30 a.m. CDT today.

About Windstream

Windstream Corporation is an S&P 500 company that provides digital phone, high-speed Internet and high-definition video and entertainment services to residential and business customers in 16 states. The company has approximately 3.1 million access lines and about $3.2 billion in annual revenues. For more information, visit www.windstream.com.

Windstream was formed July 17, 2006, through the spinoff of Alltel’s wireline business and its merger with VALOR Communications Group, Inc. The company acquired CT Communications (CTC) on Aug. 31, 2007.

Windstream’s GAAP results reflect CTC’s business starting Sept. 1, 2007. Pro forma results from current businesses are non-GAAP financial measures that include results from VALOR and CTC for periods prior to the mergers and exclude results from the split-off of the company’s directory publishing business completed on Nov. 30, 2007; merger and integration costs related to the CTC and directory publishing transactions; and the company’s wireless properties. A reconciliation of pro forma results from current businesses to the comparable GAAP measures is included in the following financial schedules.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding the sale of its wireless properties and guidance on capital expenditures and the expected dividend payout ratio, are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of new, emerging or competing technologies; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; the adoption of inter-carrier compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; an adverse development regarding the tax treatment of the spinoff from Alltel on July 17, 2006; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unexpected results of litigation; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; the ability to execute the company’s share repurchase program or the ability to achieve the desired accretive effect from such repurchases; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2007. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-

looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

Rob Clancy, 501-748-5550

rob.clancy@windstream

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30, 2008	(C) June 30, 2007	Increase (Decrease) Amount	%	June 30, 2008	(C) June 30, 2007	Increase (Decrease) Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$752.7	$731.7	$21.0	3	$1,512.7	$1,449.0	$63.7	4
Product sales	47.2	95.0	(47.8)	(50)	87.2	161.4	(74.2)	(46)

Total revenues and sales	799.9	826.7	(26.8)	(3)	1,599.9	1,610.4	(10.5)	(1)

Costs and expenses:
Cost of services	244.5	252.6	(8.1)	(3)	493.3	487.9	5.4	1
Cost of products sold	42.4	50.2	(7.8)	(16)	76.5	94.7	(18.2)	(19)
Selling, general, administrative and other	95.7	102.6	(6.9)	(7)	192.7	207.0	(14.3)	(7)
Depreciation and amortization	123.2	126.9	(3.7)	(3)	244.9	252.0	(7.1)	(3)
Restructuring charges	0.6	—	0.6	—	1.1	3.2	(2.1)	(66)
Merger and integration costs	4.6	1.6	3.0	188	6.2	3.2	3.0	94

Total costs and expenses	511.0	533.9	(22.9)	(4)	1,014.7	1,048.0	(33.3)	(3)

Operating income	288.9	292.8	(3.9)	(1)	585.2	562.4	22.8	4
Other income, net	3.0	6.3	(3.3)	(52)	8.6	11.5	(2.9)	(25)
Interest expense	(103.6)	(108.1)	4.5	4	(208.6)	(222.8)	14.2	6

Income from continuing operations before income taxes	188.3	191.0	(2.7)	(1)	385.2	351.1	34.1	10
Income taxes	70.4	75.1	(4.7)	(6)	145.4	135.3	10.1	7

Income from continuing operations	117.9	115.9	2.0	2	239.8	215.8	24.0	11
Discontinued operations, including tax benefit (A)	(15.9)	—	(15.9)	—	(14.1)	—	(14.1)	—

Net income	$102.0	$115.9	$(13.9)	(12)	$225.7	$215.8	$9.9	5

Weighted average common shares:
Basic	441.3	473.5	(32.2)	(7)	445.4	473.5	(28.1)	(6)
Diluted	442.6	474.8	(32.2)	(7)	446.6	474.7	(28.1)	(6)

Earnings per share:
Basic
Income from continuing operations	$.27	$.24	$.03	13	$.54	$.46	$.08	17
Loss from discontinued operations	(.04)	—	(.04)	—	(.03)	—	(.03)	—

Net income	$.23	$.24	$(.01)	(4)	$.51	$.46	$.05	11
Diluted
Income from continuing operations	$.27	$.24	$.03	13	$.54	$.45	$.09	20
Loss from discontinued operations	(.04)	—	(.04)	—	(.03)	—	(.03)	—

Net income	$.23	$.24	$(.01)	(4)	$.51	$.45	$.06	13

PRO FORMA RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (B)
Revenues and sales	$799.9	$818.3	$(18.4)	(2)	$1,599.9	$1,614.3	$(14.4)	(1)
Operating income before depreciation and amortization (OIBDA)	$416.7	$415.3	$1.4	—	$836.3	$818.7	$17.6	2

(A)	During the second quarter of 2008, the Company entered negotiations for the sale of its wireless business and have classified the corresponding assets and liabilities as held for sale. The operating results of the wireless business have been presented as discontinued operations. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results.
(B)	Pro forma results from current businesses adjusts results of operations under Generally Accepted Accounting Principles (“GAAP”) for the effects of the Company’s split off of the directory publishing business and the acquisition of CTC, excluding the wireless operations. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.
(C)	Certain amounts previously reported have been reclassified to conform to the current year presentation of the consolidated financial statements. These reclassifications did not impact net income.

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WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2

(Dollars in millions, except per customer amounts)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30, 2008	June 30, 2007	Increase (Decrease) Amount	%	June 30, 2008	June 30, 2007	Increase (Decrease) Amount	%
UNDER GAAP
Wireline:
Revenues and sales	$783.9	$780.9	$3.0	—	$1,571.8	$1,531.3	$40.5	3
Access lines	3,124.2	3,154.2	(30.0)	(1)
Net access line losses:
Internal	(37.1)	(35.2)	(1.9)	(5)	(79.0)	(65.1)	(13.9)	(21)
Acquired	—	—	—	—	—	—	—	—

Net access line losses	(37.1)	(35.2)	(1.9)	(5)	(79.0)	(65.1)	(13.9)	(21)

Average access lines	3,140.7	3,173.0	(32.3)	(1)	3,161.7	3,187.2	(25.5)	(1)
Average revenue per customer per month (A)	$83.20	$82.04	$1.16	1	$82.86	$80.08	$2.78	3
High-speed Internet customers	934.3	752.6	181.7	24
Net high-speed Internet additions:
Internal	23.3	37.2	(13.9)	(37)	62.9	96.5	(33.6)	(35)
Acquired	—	—	—	—	—	—	—	—

Net high-speed Internet additions	23.3	37.2	(13.9)	(37)	62.9	96.5	(33.6)	(35)

Digital satellite television customers	231.1	150.2	80.9	54
Net digital satellite television additions:
Internal	20.7	28.0	(7.3)	(26)	35.5	62.5	(27.0)	(43)
Acquired	—	—	—	—	—	—	—	—

Net digital satellite television additions	20.7	28.0	(7.3)	(26)	35.5	62.5	(27.0)	(43)

Long distance customers	2,049.7	1,941.0	108.7	6
Net long distance customer losses:
Internal	(19.6)	(6.7)	(12.9)	(193)	(16.9)	(16.1)	(0.8)	(5)
Acquired	—	—	—	—	—	—	—	—

Net long distance customer losses	(19.6)	(6.7)	(12.9)	(193)	(16.9)	(16.1)	(0.8)	(5)

Consolidated:				.
Capital expenditures	$77.5	$98.0	$(20.5)	(21)	$133.3	$178.0	$(44.7)	(25)

FROM PRO FORMA RESULTS (B)
Wireline:
Revenues and sales	$783.9	$799.9	$(16.0)	(2)	$1,571.8	$1,579.3	$(7.5)	—
Access lines	3,124.2	3,287.6	(163.4)	(5)
Net access line losses	(37.1)	(37.7)	0.6	2	(79.0)	(69.9)	(9.1)	(13)
Average access lines	3,140.7	3,307.3	(166.6)	(5)	3,161.7	3,323.0	(161.3)	(5)
High-speed Internet customers	934.3	782.1	152.2	19
Net high-speed Internet additions	23.3	38.0	(14.7)	(39)	62.9	99.5	(36.6)	(37)
Average revenue per customer per month (A)	$83.20	$80.62	$2.58	3	$82.86	$79.21	$3.65	5
Digital satellite television customers	231.1	150.2	80.9	54
Long distance customers	2,049.7	2,062.1	(12.4)	(1)

Consolidated:
Capital expenditures	$77.4	$108.5	$(31.1)	(29)	$133.2	$199.0	$(65.8)	(33)

(A)	Average revenue per customer per month is calculated by dividing total wireline revenues by average customers for the period.
(B)	Pro forma results from current businesses adjusts results of operations under GAAP for the effects of the Company’s split off of the directory publishing business and the acquisition of CTC, excluding the wireless operations. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3

(In millions)

ASSETS

	June 30, 2008	December 31, 2007
CURRENT ASSETS:
Cash and short-term investments	$59.6	$72.0
Accounts receivable (less allowance for doubtful accounts of $12.9 and $13.1, respectively)	322.2	320.7
Inventories	29.6	29.6
Deferred income taxes	28.5	32.0
Prepaid expenses and other	39.2	40.3
Assets held for sale:
Acquired assets held for sale	9.1	26.6
Assets of discontinued operations	11.5	7.2

Total current assets	499.7	528.4

Goodwill	2,224.2	2,224.2
Other intangibles	1,157.2	1,184.1
Net property, plant and equipment	3,935.2	4,030.3
Other assets	168.4	195.7
Non-current assets of discontinued operations	55.8	78.5

TOTAL ASSETS	$8,040.5	$8,241.2

LIABILITIES AND SHAREHOLDERS’ EQUITY

	June 30, 2008	December 31, 2007
CURRENT LIABILITIES:
Current maturities of long-term debt	$24.3	$24.3
Current portion of interest rate swaps	34.5	16.2
Accounts payable	140.0	158.1
Advance payments and customer deposits	94.7	91.1
Accrued dividends	109.9	113.6
Accrued taxes	29.3	53.2
Accrued interest	137.5	139.6
Other current liabilities	63.3	75.1
Liabilities of discontinued operations	6.0	7.1

Total current liabilities	639.5	678.3

Long-term debt	5,344.7	5,331.2
Deferred income taxes	1,177.6	1,133.4
Other liabilities	376.4	398.5

SHAREHOLDERS’ EQUITY:
Common stock	—	—
Additional paid-in capital	94.5	286.8
Accumulated other comprehensive loss	(112.3)	(103.0)
Retained earnings	520.1	516.0

Total shareholders’ equity	502.3	699.8

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,040.5	$8,241.2

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4

(In millions)

	SIX MONTHS ENDED
	June 30, 2008	June 30, 2007
Cash Provided from Operations:
Net income	$225.7	$215.8
Adjustments to reconcile net income to net cash provided from operations:
Loss on net assets held for sale	16.4	—
Depreciation and amortization	247.1	252.0
Provision for doubtful accounts	16.8	11.2
Stock-based compensation expense	9.2	8.3
Pension and post retirement benefits expense	8.8	19.1
Deferred taxes	61.7	1.0
Other, net	(0.1)	6.3
Changes in operating assets and liabilities, net
Accounts receivable	(14.3)	2.5
Accounts payable	(17.3)	(4.9)
Accrued interest	(2.1)	(4.9)
Accrued taxes	(23.1)	18.5
Other current liabilities	(15.5)	(27.3)
Other, net	(6.4)	15.9

Net cash provided from operations	506.9	513.5

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(133.3)	(178.0)
Disposition of acquired assets held for sale	17.3	—
Other, net	10.6	1.2

Net cash used in investing activities	(105.4)	(176.8)

Cash Flows from Financing Activities:
Dividends paid on common shares	(225.4)	(238.5)
Stock repurchase	(200.3)	—
Repayment of debt	(207.1)	(500.1)
Debt issued, net of issuance costs	220.0	498.9
Other, net	(1.1)	—

Net cash used in financing activities	(413.9)	(239.7)

Increase (decrease) in cash and short-term investments	(12.4)	97.0

Cash and Short-Term Investments:
Beginning of the period	72.0	386.8

End of the period	$59.6	$483.8

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WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA REVENUES AND SALES AND PRO FORMA OIBDA FROM CURRENT BUSINESSES (NON-GAAP)-Page 5

(In millions)

		THREE MONTHS ENDED		SIX MONTHS ENDED
		June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Consolidated revenues and sales under GAAP		$799.9	$826.7	$1,599.9	$1,610.4

Pro forma adjustments:
CTC revenues and sales prior to acquisition	(A)	—	35.4	—	70.6
Directory publishing revenues	(B)	—	(43.8)	—	(66.7)

Consolidated pro forma revenues and sales from current businesses		$799.9	$818.3	$1,599.9	$1,614.3

Wireline revenues and sales under GAAP		$783.9	$780.9	$1,571.8	$1,531.3

Pro forma adjustments:
CTC revenues and sales prior to acquisition	(A)	—	38.1	—	76.1
Directory publishing revenues	(B)	—	(19.1)	—	(28.1)

Wireline pro forma revenues and sales from current businesses		$783.9	$799.9	$1,571.8	$1,579.3

Operating income from continuing operations under GAAP		$288.9	$292.8	$585.2	$562.4

Pro forma adjustments:
CTC operating income prior to the acquisition	(A)	—	3.4	—	8.7
CTC customer list amortization	(C)	—	(2.0)	—	(4.0)
CTC merger and integration costs, prior to acquisition	(D)	—	1.8	—	1.8
Merger and integration costs	(E)	4.6	1.6	6.2	3.2
Operating income adjustment for split off of directory publishing
Wireline	(B)	—	(14.1)	—	(21.0)
Other	(B)	—	(4.7)	—	(2.7)

Adjusted operating income		293.5	278.8	591.4	548.4

Depreciation and amortization	(F)	123.2	136.5	244.9	270.3

Pro forma OIBDA from current businesses		$416.7	$415.3	$836.3	$818.7

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WINDSTREAM CORPORATION

NOTES TO UNAUDITED RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO PRO FORMA RESULTS FROM CURRENT BUSINESSES-Page 6

Windstream Corporation has entered into various transactions over the past two years that may cause results reported under GAAP to be not necessarily indicative of future results. On August 31, 2007, Windstream completed the acquisition of CT Communications, Inc. (“CTC”). Under the terms of the transaction CTC shareholders received $31.50 in cash for each of their shares of CTC common stock. Subsequently, during the second quarter of 2008, the Company entered negotiations, and on August 7, 2008, reached a definitive purchase agreement for the sale of the wireless business acquired from CTC. Upon consummation, we will have no significant continuing involvement in the operations or cash flows of the wireless business. Accordingly, we have classified these operations as held for sale, recognized a pre-tax loss of $18.0 million to reduce the net carrying value of the assets and liabilities held for sale to the contemplated transaction price less costs to sell, and reported the operating results of the wireless business as discontinued operations. On November 30, 2007, Windstream completed the split off its directory publishing business to Welsh, Carson, Anderson, and Stowe (“WCAS”), a private equity investment group and Windstream shareholder. In exchange for Windstream’s publishing business, Windstream received a special cash dividend of $40.0 million, received $210.5 million in debt relief through a debt-for-debt exchange, and retired approximately 19.6 million shares in Windstream common stock held by WCAS. As a result of completing this transaction, Windstream recorded a gain of $451.3 million in the fourth quarter of 2007. As disclosed in the Windstream Form 8-K filed on August 8, 2008, the Company has presented in this earnings release unaudited pro forma results from current businesses, which include results from CTC’s wireline business for periods prior to the acquisition and excludes (1) results from the directory publishing business, (2) results from the CTC wireless operations, and (3) all merger and integration costs resulting from the transactions discussed above.

Windstream’s purpose for including the results of the acquired businesses and for excluding non-recurring items, the results of the directory publishing and wireless businesses, is to improve the comparability of results of operations for the three and six month periods ended June 30, 2008, to the results of operations for the same periods of 2007. Windstream’s purpose for these adjustments is to focus on the true earnings capacity associated with providing telecommunication services. Management believes the items either included or excluded from pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and should be treated accordingly when evaluating the Company’s operations. Management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses, including pro forma revenues and sales and pro forma OIBDA from current businesses, as a key measure of the operational performance of its business segments. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes including: internal reporting, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.

(A)	To reflect operating results recognized by CTC's wireline operations prior to acquisition.

(B)	To reflect the split off of the Company's directory publishing business.

(C)	To recognize amortization for the acquired CTC wireline customer list prior to the acquisition.

(D)	Prior to the acquisition, CTC incurred $1.8 million in merger and integration costs in the second quarter of 2007, consisting primarily of transaction costs related to the proposed acquisition.

(E)	The Company incurred $6.2 million related to the acquisition of CTC during the six months ended June 30, 2008, primarily related to system conversion costs, of which $4.6 million was recorded in the second quarter of 2008. The Company incurred $3.2 million in accounting and legal fees and other expenses related to the anticipated sale of its directory publishing business during the six months ended June 30, 2007, of which $1.6 million in fees were recorded in the second quarter of 2007.

(F)	Includes depreciation and amortization expense under GAAP, CTC wireline depreciation and amortization expense incurred prior to the acquisition and other pro forma adjustments to depreciation and amortization expense.

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